                                                                   EXHIBIT 10.21

                                  AMENDMENT TO
                          SALARY CONTINUATION AGREEMENT
                             FOR DONALD A. KALKOFEN

        This Amendment amends the Salary Continuation Agreement ("Agreement"), dated as of April 1, 1999, between West Coast Bancorp ("Bancorp"), West Coast Bank ("Bank"), and Donald A. Kalkofen ("Executive"). This Amendment is effective as of October 27, 1999.

The parties agree that through this Amendment, the Agreement is amended as follows:

AMENDMENT #1

The last sentence of Section 1 is entirely deleted and replaced with the following new sentence:

        If a definitive agreement providing for a Change in Control (as defined below) is entered into on or before the expiration of the Initial Term or any Renewal Term, the term then in effect will automatically be extended to 24 months after the consummation of the Change in Control, and the Board will not have authority to cancel this Agreement during that period, unless Executive consents in writing to the cancellation.

AMENDMENT #2

Section 3(b) is entirely deleted and replaced with the following new section
3(b):

        Payment Amount. The Regular Salary Continuation Payment will equal Executive's regular monthly salary in effect when Executive's employment terminates (as reportable on Executive's IRS Form W-2, but including the amount of any voluntary deferrals of salary, and excluding any expense allowances or reimbursements, any bonuses, any gain from exercise of stock options, or any other similar non-recurring payments) that would be payable to Executive but for the termination from the day Executive's employment terminates to the date 24 months after the later of (i) the date the Change in Control occurs or (ii) the date Executive's employment terminates. The Bonus Continuation Payment will equal (i) the most recent annual bonus paid to Executive, multiplied by (ii) the number of days during which Executive was employed but as to which no annual bonus has been paid plus the number of days from the date of termination of employment to the date 24 months after the later of (x) the date the Change in Control occurs or (y) the date Executive's employment terminates, divided by 365.

AMENDMENT #3

Section 4(a) is entirely deleted and replaced with the following new Section
4(a):

        (a) Executive terminates Executive's employment for any reason, other than Retirement, Disability, or death within 24 months after a Change In Control; or

AMENDMENT #4

Section 4(b) is entirely deleted and replaced with the following new Section
4(b):

        (b) The Company terminates Executive's employment other than for Cause, Disability, Retirement or death within 24 months after a Change In Control; or

OTHER

All other terms, conditions, and obligations of the parties set forth in the Agreement remained unchanged.



Signed as of October 27, 1999:


                             BANCORP AND BANK:



                             /s/
                             ----------------------------------,

                             By:    Gary D. Putnam
                             Its:   Chairman


                             EXECUTIVE:



                             /s/
                             ----------------------------------,
                             Donald A. Kalkofen


Page 2 of 2